Exhibit 99.1

Sun Hydraulics Reports Record Sales in Second Quarter, Focus Continues on Investments for Growth
SARASOTA, FL, August 4, 2014 – Sun Hydraulics Corporation (NASDAQ: SNHY) today reported financial results for the second quarter of 2014 as follows:

	June 28, 2014	June 29, 2013	Increase
Three Months Ended
Net sales	$61.1	$55.8	9%
Net income	$12.2	$11.8	3%
Net income per share:
Basic	$0.46	$0.45	2%
Diluted	$0.46	$0.45	2%
Six Months Ended
Net sales	$117.9	$106.8	10%
Net income	$23.6	$21.4	10%
Net income per share:
Basic	$0.89	$0.82	9%
Diluted	$0.89	$0.82	9%

“Sun's second quarter sales reached record levels,” said Allen Carlson, Sun's President and CEO. "Demand was bolstered by European and North American end markets, with Europe up 15%, and North America 10%. Asia/Pacific sales were comparable with the same period last year.”

"As anticipated, second quarter earnings were affected by investments, including sales and marketing efforts in Asia and costs associated with our new facility," added Carlson. "These strategic investments support Sun's long-term profitable growth. Earnings were also impacted by non-recurring expenses in the quarter, totaling approximately $0.02 per share."

"We continue to make investments to bring new products to market," continued Carlson. "Earlier this year we expanded our offering of electrically-actuated cartridge valves. This quarter we also enhanced our automated integrated package design tool - Quick Design. This tool is available on our website and allows customers to create custom integrated package solutions and receive designs in a matter of minutes. Product development efforts are on-going and we expect to release innovative products in the second half of the year."

Concluding, Carlson commented, "Demand in the first half of the year was strong. Estimated third quarter sales follow our normal seasonal pattern and show growth over the same period last year. The U.S. PMI released last week registered 57.1, which is the highest indication of growth in the manufacturing sector since April 2011. This represents positive near-term business conditions for Sun. We stand ready to capitalize on this growth and deliver value to our stakeholders."
Outlook
Third quarter 2014 revenues are expected to be approximately $55 million, up 11% from the third quarter of 2013. Earnings per share are estimated to be $0.36 to $0.38 compared to $0.32 in the same period a year ago.
Webcast
Sun Hydraulics Corporation will broadcast its 2014 second quarter financial results conference call live over the Internet at 9:00 A.M. E.T. tomorrow, August 5, 2014. To listen to the webcast, go to the Investor Relations section of www.sunhydraulics.com.

Webcast Q&A
If an individual wishes to ask questions directly during the webcast, the conference call may be accessed by dialing 1-888-455-2296 and using 2093210 as the access code. Questions also may be submitted to the Company via email by going to the Sun Hydraulics website, www.sunhydraulics.com , and clicking on Investor Relations on the top menu. Scroll down to the bottom of the page and click on contact email: investor@sunhydraulics.com , which will open an email window to type in your message. Sun management will then answer these and other questions during the Company’s webcast. A copy of this earnings release is posted on the Investor Relations page of our website under “Press Releases.”
Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com .
FORWARD-LOOKING INFORMATION
Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.
Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended June 28, 2014, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2013. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Three months ended
	June 28, 2014	June 29, 2013
	(unaudited)	(unaudited)
Net sales	$61,050	$55,788
Cost of sales	35,294	32,387
Gross profit	25,756	23,401
Selling, engineering and administrative expenses	7,379	6,640
Operating income	18,377	16,761
Interest (income) expense, net	(284)	(242)
Foreign currency transaction (gain) loss, net	(37)	(29)
Miscellaneous (income) expense, net	274	(484)
Income before income taxes	18,424	17,516
Income tax provision	6,238	5,726
Net income	$12,186	$11,790
Basic net income per common share	$0.46	$0.45
Weighted average basic shares outstanding	26,444	26,236
Diluted net income per common share	$0.46	$0.45
Weighted average diluted shares outstanding	26,444	26,236
Dividends declared per share	$0.090	$0.090

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Six months ended
	June 28, 2014	June 29, 2013
	(unaudited)	(unaudited)
Net sales	$117,859	$106,848
Cost of sales	68,036	62,943
Gross profit	49,823	43,905
Selling, engineering and administrative expenses	14,720	13,212
Operating income	35,103	30,693
Interest income, net	(596)	(438)
Foreign currency transaction gain, net	(30)	(149)
Miscellaneous (income) expense, net	358	(390)
Income before income taxes	35,371	31,670
Income tax provision	11,800	10,305
Net income	$23,571	$21,365
Basic net income per common share	$0.89	$0.82
Weighted average basic shares outstanding	26,409	26,185
Diluted net income per common share	$0.89	$0.82
Weighted average diluted shares outstanding	26,409	26,185
Dividends declared per share	$0.27	$0.27

SUN HYDRAULICS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 28, 2014	December 28, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$72,139	$54,912
Restricted cash	354	334
Accounts receivable, net of allowance for doubtful accounts of $117 and $117	22,666	16,984
Inventories	14,709	13,853
Income taxes receivable	—	954
Deferred income taxes	486	474
Short-term investments	38,501	38,729
Other current assets	4,417	2,816
Total current assets	153,272	129,056
Property, plant and equipment, net	77,424	75,731
Goodwill	5,329	5,221
Other assets	3,218	3,470
Total assets	$239,243	$213,478
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,976	$4,630
Accrued expenses and other liabilities	6,542	7,016
Income taxes payable	21	—
Dividends payable	2,380	2,372
Total current liabilities	14,919	14,018
Deferred income taxes	7,809	7,747
Other noncurrent liabilities	302	285
Total liabilities	23,030	22,050
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, 2,000,000 shares authorized, par value $0.001, no shares outstanding	—	—
Common stock, 50,000,000 shares authorized, par value $0.001, 26,448,374 and 26,352,692 shares outstanding	26	26
Capital in excess of par value	70,879	65,391
Retained earnings	139,854	123,420
Accumulated other comprehensive income (loss)	5,454	2,591
Total shareholders’ equity	216,213	191,428
Total liabilities and shareholders’ equity	$239,243	$213,478

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Six months ended
	June 28, 2014	June 29, 2013
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$23,571	$21,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,212	3,565
(Gain)Loss on disposal of assets	134	15
Gain on investment in business	—	(528)
Provision for deferred income taxes	50	(14)
Allowance for doubtful accounts	—	(29)
Stock-based compensation expense	1,853	1,416
(Increase) decrease in, net of assets acquired:
Accounts receivable	(5,682)	(6,740)
Inventories	(856)	186
Income taxes receivable	954	728
Other current assets	(1,601)	(677)
Other assets	(99)	258
Increase (decrease) in, net of liabilities assumed:
Accounts payable	1,346	864
Accrued expenses and other liabilities	2,752	1,617
Income taxes payable	21	1,430
Other noncurrent liabilities	17	(1)
Net cash provided by operating activities	26,672	23,455
Cash flows from investing activities:
Investment in business, net of cash acquired	—	(923)
Capital expenditures	(5,057)	(9,518)
Purchases of short-term investments	(18,990)	(11,888)
Proceeds from sale of short-term investments	19,149	11,744
Net cash used in investing activities	(4,898)	(10,585)
Cash flows from financing activities:
Proceeds from stock issued	409	466
Dividends to shareholders	(7,129)	(4,710)
Change in restricted cash	(20)	21
Net cash used in financing activities	(6,740)	(4,223)
Effect of exchange rate changes on cash and cash equivalents	2,193	(1,439)
Net increase (decrease) in cash and cash equivalents	17,227	7,208
Cash and cash equivalents, beginning of period	54,912	34,478
Cash and cash equivalents, end of period	$72,139	$41,686
Supplemental disclosure of cash flow information:
Cash paid:
Income taxes	$10,775	$8,161
Supplemental disclosure of noncash transactions:
Common stock issued for shared distribution through accrued expenses and other liabilities	$3,226	$3,486
Common stock issued for deferred director’s compensation through other noncurrent liabilities	$—	$294

Contact:
Dennis Tichio
Investor Relations
941-362-1200
Tricia Fulton
Chief Financial Officer
941-362-1200